EX-31 Rule 13a-14(d)/15d-14(d) Certifications.

I, Helaine M. Kaplan, certify that:

1. I have reviewed this report on Form 10-K and all reports on Form 10-D required to be filed in respect of the period covered by this report on Form 10-K of the Benchmark 2025-V14 Mortgage Trust (the "Exchange Act periodic reports");

2. Based on my knowledge, the Exchange Act periodic reports, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3. Based on my knowledge, all of the distribution, servicing and other information required to be provided under Form 10-D for the period covered by this report is included in the Exchange Act periodic reports;

4. Based on my knowledge and the servicer compliance statements required in this report under Item 1123 of Regulation AB, and except as disclosed in the Exchange Act periodic reports, the servicers have fulfilled their obligations under the servicing agreements in all material respects; and

5. All of the reports on assessment of compliance with servicing criteria for asset-backed securities and their related attestation reports on assessment of compliance with servicing criteria for asset-backed securities required to be included in this report in accordance with Item 1122 of Regulation AB and Exchange Act Rules 13a-18 and 15d-18 have been included as an exhibit to this report, except as otherwise disclosed in this report. Any material instances of noncompliance described in such reports have been disclosed in this report on Form 10-K.

In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties:

Midland Loan Services, a Division of PNC Bank, National Association, as Master Servicer, Greystone Servicing Company LLC, as Special Servicer, Computershare Trust Company, National Association, as Trustee and Certificate Administrator, Computershare Trust Company, National Association, as Custodian, Park Bridge Lender Services LLC, as Operating Advisor, Trimont LLC, as Primary Servicer for The Spiral Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Special Servicer for The Spiral Mortgage Loan, Computershare Trust Company, National Association, as Trustee for The Spiral Mortgage Loan, Computershare Trust Company, National Association, as Custodian for The Spiral Mortgage Loan, KeyBank National Association, as Primary Servicer for the Project Midway Mortgage Loan, CWCapital Asset Management LLC, as Special Servicer for the Project Midway Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Project Midway Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Project Midway Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the State Farm Data Center Portfolio Mortgage Loan, LNR Partners, LLC, as Special Servicer for the State Farm Data Center Portfolio Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the State Farm Data Center Portfolio Mortgage Loan, Citibank, N.A., as Custodian for the State Farm Data Center Portfolio Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the State Farm Data Center Portfolio Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Herald Center Mortgage Loan, LNR Partners, LLC, as Special Servicer for the Herald Center Mortgage Loan, Wilmington Savings Fund Society, FSB, as Trustee for the Herald Center Mortgage Loan, Citibank, N.A., as Custodian for the Herald Center Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Herald Center Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the Uber Headquarters Mortgage Loan, Torchlight Loan Services, LLC, as Special Servicer for the Uber Headquarters Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the Uber Headquarters Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the Uber Headquarters Mortgage Loan, Park Bridge Lender Services LLC, as Operating Advisor for the Uber Headquarters Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the 257 Park Avenue South Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the 257 Park Avenue South Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the 257 Park Avenue South Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the 257 Park Avenue South Mortgage Loan, BellOak, LLC, as Operating Advisor for the 257 Park Avenue South Mortgage Loan, Midland Loan Services, a Division of PNC Bank, National Association, as Primary Servicer for the AVAD Midland & Odessa Self Storage Portfolio Mortgage Loan, 3650 REIT Loan Servicing LLC, as Special Servicer for the AVAD Midland & Odessa Self Storage Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Trustee for the AVAD Midland & Odessa Self Storage Portfolio Mortgage Loan, Computershare Trust Company, National Association, as Custodian for the AVAD Midland & Odessa Self Storage Portfolio Mortgage Loan, and BellOak, LLC, as Operating Advisor for the AVAD Midland & Odessa Self Storage Portfolio Mortgage Loan.

Dated: March 16, 2026

/s/ Helaine M. Kaplan

Helaine M. Kaplan

President

(senior officer in charge of securitization of the depositor)